Exhibit 4.8
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ANEEL
NATIONAL ELECTRICITY AGENCY
Official Notice No. [299?]/2008-SCT/ANEEL
Brasilia, 14 February 2008
Attn:
Mr. Luiz Henrique Delbuque Baccaro
Executive Manager for Regulatory Issues
ELEKTRO Eletricidade e Serviços S.A.
Campinas – State of São Paulo
Re: Third Supplementary Clause to the Electricity Distribution Concession Contract of ELEKTRO Eletricidade e Serviços S.A. (Case Nos. 48500.002842/2004-16).
Dear Mr. Baccaro,
We are submitting 2 (two) copies of the Third Supplementary Clause to the Electricity Distribution Concession Contract of ELEKTRO Eletricidade e Serviços S.A., for the purpose of formalisingthe transfer of assets, installations, rights and obligations, deriving from the segregation of generating activities of Elektro Eletricidade e Serviços S.A., in compliance with the provisions of Law No. 10848 of 15 March 2004 and pursuant to the terms of the Authorizing Resolution Nos. 308 of 5 September 2005 and 553 of 9 May 2006.
Yours faithfully,
/s/ Jandir Amorim Nascimento
JANDIR AMORIM NASCIMENTO
Superintendent of Transmission and Distribution
Concessions and Authorizations
SCT/Oficio/075r1202
SGAN, Block 603, Modules “I” and “J”,
CEP: 70.830-030 – Brasilia – Federal District – Brazil
Tel. 55 (61) 2192-8600
Ombudsman 144
www.aneel.gov.br
[H: 48526.000.481/08-00]

NATIONAL ELECTRICITY AGENCY – ANEEL1
THIRD SUPPLEMENTARY CLAUSE
TO THE CONTRACT OF CONCESSION FOR THE PROVISION OF THE PUBLIC
SERVICE OF ELECTRICITY DISTRIBUTION No. 187/1998-ANEEL
SEGREGATION OF GENERATION FROM ELECTRICITY DISTRIBUTION
ACTIVITIES
ELEKTRO – ELETRICIDADE E SERVIÇOS S.A.
DECEMBER 2007

[1]	Translator’s note: NB, sundry initialling at the foot of this page et seq

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ANEEL
NATIONAL ELECTRICITY AGENCY
NATIONAL ELECTRICITY AGENCY — ANEEL
CASE NO. 48500.002842/2004-16
THIRD SUPPLEMENTARY CLAUSE TO THE
ELECTRICITY DISTRIBUTION CONCESSION CONTRACT
No. 187/1998, ENTERED INTO BETWEEN THE FEDERAL
GOVERNMENT AND ELEKTRO – ELETRICIDADE E
SERVIÇOS S.A.
The FEDERAL GOVERNMENT, hereafter called the Granting Authority, using the powers conferred on it by Art. 21, item XII, paragraph “b” of the Federal Constitution, through the intermediary of the NATIONAL ELECTRICITY AGENCY — ANEEL, in accordance with the terms of item IV of Art. 3 of Law No. 9427 of 26 December 1996, being an autonomous parastatal body governed by a special regime, with registered office at SGAN, Block 603, Module “I”, Brasilia, Federal District, registered in the Corporate Tax Register of the Ministry of Finance (CNPJ/MF) under number 02.270.669/0001-29, represented by its General Director, JERSON KELMAN, holder of identity card (RG) No. 2.676.547 – SSP/DF and Personal Tax (CPF) No. 155.082.937-87, under the terms of item V of Art. 10, Annex I –Regulatory Structure, approved by Decree No. 2335 of 6 October 1997, supported by Decree No. 4932 of 23 December 2003, with the wording given by Decree No. 4970 of 30 January 2004, hereafter called ANEEL, and ELEKTRO – ELETRICIDADE E SERVIÇOS S.A., with registered office in the city of Campinas, State of São Paulo, at Rua Ary Antenor de Souza, 321, Jardim Nova América, registered in the CNPJ/MF under number 02.328.280/0001-97, in the capacity of Electricity Distribution Concessionaire, hereafter called the CONCESSIONAIRE, represented pursuant to its Articles of Association by its Director and Chairman, Carlos Marcio Ferreira, holder of identity card (RG) No. 11.986.182 – SSP/SP and Personal Tax (CPF) No. 016.712.938-43 and by its Director of Regulatory and Institutional Affairs, Luiz Sérgio Assad, holder of identity card (RG) No. 5.543.901-9 – SSP/SP and Personal Tax (CPF) No. 441.655.878-34, with the intervention of EPC – Empresa Paranaense Comercializadora Ltda., with registered office in the city of Campinas, State of São Paulo, at Rua Ary Antenor de Souza, 321, Jardim Nova América, registered in the CNPJ/MF under number 02.538.000/0001-75, represented herein in accordance with its Articles of Association by its Director, João Carlos Ribeiro de Albuquerque, holder of identity card (RG) No. 2.984.078 – SSP/RJ and Personal Tax (CPF) No. 037.352.304-15, AEI Investimentos Energéticos, with registered office in the city of Campinas, state of São Paulo, at Rua Ary Antenor de Souza, 321, Suite 2M, Jardim Nova América, registered in the CNPJ/MF under number 02.761.727/0001-17, represented herein in accordance with its Articles of Association by its Director, João Carlos Ribeiro de Albuquerque, holder of identity card (RG) No. 2.984.078 – SSP/RJ and Personal Tax (CPF) No. 037.352.304-15, AEI Brazil Finance Ltd., with registered office at Clifton House, 75 Fort Street, George Town, Grand Cayman, Cayman Islands, registered in the CNPJ/MF under number 06.377.075/0001-72, represented herein by its legal representative, João Carlos Ribeiro de Albuquerque, holder of identity card (RG) No. 2.984.078 – SSP/RJ and

++STAMP++ ATTORNEY GENERAL’S OFFICE/ANEEL APPROVED

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ANEEL
NATIONAL ELECTRICITY AGENCY
THIRD SUPPLEMENTARY CLAUSE TO THE
CONCESSION CONTRACT No. 187/1998-ANEEL
ELEKTRO ELETRICIDADE E SERVIÇOS S.A. — ELEKTRO
Personal Tax (CPF) No. 037.352.304-15, and ETB – Energia Total do Brasil Ltda., with registered office in the city of Campinas, State of São Paulo, at Rua Ary Antenor de Souza, 321, Suite 2K, Jardim Nova América, registered in the CNPJ/MF under number 02.886.241/0001-05, represented herein in accordance with its Articles of Association by its Director, João Carlos Ribeiro de Albuquerque, holder of identity card (RG) No. 2.984.078 – SSP/RJ and Personal Tax (CPF) No. 037.352.304-15, herein called the CONTROLLING SHAREHOLDERS, by this instrument and pursuant to the law, hereby resolve to sign the THIRD SUPPLEMENTARY CLAUSE TO THE CONTRACT OF CONCESSION FOR THE PUBLIC SERVICE OF ELECTRICITY DISTRIBUTION No. 187/1998-ANEEL, signed on 27 August 1998, pursuant to the following clauses and conditions, whereas:
- Authorization Resolution No. 308 of 5 September 2005 which approved the segregation of the activities of ELEKTRO Eletricidade e Serviços S.A., consisting of the restructuring of the company through the partial division and transfer of the portion of the assets relating to the generating activities to a new company;
- The Decree of the Superintendent of Economic and Financial Inspection of ANEEL No. 1710 of 28 October 2005 which approved the Evaluation Report of Elektro Eletricidade e Serviços S.A., with base date 30 September 2005, for the purpose of carrying out the segregation of activities established by Law 10 848 of 2004, and approved the respective transfer of assets which took place from 31 July 2005 onwards.
- Authorizing Decision No. 553 of 9 May 2006, which authorized the transfer of the electricity generating concessions granted to ELEKTRO Eletricidade e Serviços S.A., to ELEKTRO Geração S.A.;
- Authorizing Decision No. 663 of 22 August 2006, which authorized the transfer of indirect company control of the concessionaire ELEKTRO Eletricidade e Serviços S.A., controlled by ENRON Corp., to Ashmore Energy International Limited;
- Authorizing Decision No. 880 of 24 April 2007, Case 48500.002716/2006-23, which approved the transfer of shares issued by ELEKTRO Geração S.A., held by ENERGIA Total do Brasil Ltda. – ETB, Prisma Energy Brasil Finance Ltda. – PEBFL, Empresa Paranaense Comercializadora Ltda. — EPC, and Prisma Energy Investimentos Energéticos Ltda. – PEIE, to E.S.P. Agropecuária Ltda.;
- The Decree of the Superintendent of Generating Concessions and Authorizations of ANEEL No. 2653 of 22 August 2007, which registered with ANEEL the change in the company name of ELEKTRO Geração S.A., signatory of the Generating Concession Contract No. 001/ANEEL, signed on 22 December 2006, which adopted the name ARATU Geração S.A., pursuant to the Minutes of the Extraordinary General Meeting, held on 22 May 2007, already registered in the Commercial Registry of the State of São Paulo, under the number 213.178/07-2.
FIRST CLAUSE – OBJECT
This Supplementary Clause has as its object the adaptation of the Public Service Concession Contract for the Distribution of Electricity No. 187/1998 – ANEEL as a consequence of the transfer of assets, installations, rights and obligations arising from the segregation of the electricity generating assets of ELEKTRO – ELETRICIDADE E SERVIÇOS S.A. to ARATU GERAçãO S.A., the current name of ELEKTRO GERAÇÃO S.A., pursuant to Law No. 10848 of 15 March 2004, and pursuant to the terms of the

++STAMP++ ATTORNEY GENERAL’S OFFICE/ANEEL APPROVED

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ANEEL
NATIONAL ELECTRICITY AGENCY
THIRD SUPPLEMENTARY CLAUSE TO THE
CONCESSION CONTRACT No. 187/1998-ANEEL
ELEKTRO ELETRICIDADE E SERVIÇOS S.A. -ELEKTRO
Authorizing Resolution Nos. 308 of 5 September 2005 and 553 of 9 May 2006 and the Decree of the Superintendent of Economic and Financial Inspection of ANEEL No. 1710 of 28 October 2005.
SECOND CLAUSE –ALTERATION
THE FIRST CLAUSE, First Subclause of the Public Service Concession Contract for the Distribution of Electricity No. 187/1998–ANEEL is hereby modified with the removal of the electricity generation service, with the following wording:
“FIRST CLAUSE – OBJECT OF THE CONTRACT
This contract regulates the operation of public electricity distribution services, forming the object of the concessions held by the CONCESSIONAIRE, identified in Annexes I, II and III, regrouped and identified by municipality, as per the case, pursuant to ANEEL Resolution No. 168 of 29 May 1998, published in the Official Federal Gazette of 1 June 1998 and authorized by the Decree of 20 August 1998, published in the Official Federal Gazette of 21 August 1998.
First Subclause - The operation of electricity distribution services, authorized by the Decree cited in this clause, constitutes a concession identified for each one of the regrouped areas, identified by municipality, listed in Annexes I, II, and III of this Contract, for all due contractual and legal effects, and in particular, for the purposes of any declaration of nullity, intervention, absorption, extinction or transfer of the concession”
THIRD CLAUSE – REPEAL
The Third Subclause of the FIRST CLAUSE and the SECOND CLAUSE — SPECIFIC CONDITIONS FOR THE OPERATION OF THE HYDROELECTRIC FACILITIES and its subclauses of the Concession Contract for the Distribution of Electricity No. 187/1998–ANEEL of 27 August 1998, relating to generating concessions and authorised by the unnumbered Decree of 20 August 1998, which formed part of the Electricity Generation Concession Contract No. 001/ANEEL, signed on 22 December 2006, held by ARATU GERAÇÃO S.A., the current name of ELEKTRO GERAÇÃO S.A., are hereby repealed
FOURTH CLAUSE – RATIFICATION
All the other clauses and conditions of the Concession Contract for the Distribution of Electricity No. 187/1998–ANEEL of 27 August 1998 and its First and Second Supplementary Clauses are hereby ratified, with those not expressly amended by this Supplementary Clause remaining valid and unchanged.

++STAMP++ ATTORNEY GENERAL’S OFFICE/ANEEL APPROVED

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ANEEL
NATIONAL ELECTRICITY AGENCY
THIRD SUPPLEMENTARY CLAUSE TO THE
CONCESSION CONTRACT No. 187/1998-ANEEL
ELEKTRO ELETRICIDADE E SERVIÇOS S.A. — ELEKTRO
And having so agreed, the parties ordered this instrument to be drawn up in 4 (four) copies of equal content and form, which are signed by the representative of ANEEL, by the Directors of ELEKTRO ELETRICIDADE E SERVIÇOS S.A., and by the CONTROLLING SHAREHOLDERS, together with the witnesses identified below, for the due legal purposes.
Brasilia — 18 December 2007.
FOR ANEEL:

/s/ Jerson Kelman JERSON KELMAN General Director
FOR ELEKTRO – ELETRICIDADE E SERVIÇOS S.A.:

/s/ Carlos Marcio Ferreira	/s/ Luiz Sérgio Assad

CARLOS MARCIO FERREIRA[2]	LUIZ SÉRGIO ASSAD[3]
Chairman and Director	Director of Regulatory and Institutional Affairs
FOR THE CONTROLLING SHAREHOLDERS:
EPC – EMPRESA PARANAENSE COMERCIALIZADORA LTDA.:

/s/ João Carlos Ribeiro De Albuquerque JOÃO CARLOS RIBEIRO DE ALBUQUERQUE[4]
Director
AEI BRAZIL FINANCE LTD:

/s/ João Carlos Ribeiro De Albuquerque JOÃO CARLOS RIBEIRO DE ALBUQUERQUE[5]
Director
AEI INVESTIMENTOS ENERGÉTICOS LTDA.:

/s/ João Carlos Ribeiro De Albuquerque JOÃO CARLOS RIBEIRO DE ALBUQUERQUE[6]
Director
ETB – ENERGIA TOTAL DO BRASIL LTDA.:

/s/ João Carlos Ribeiro De Albuquerque JOÃO CARLOS RIBEIRO DE ALBUQUERQUE[7]
Director
WITNESSES:

/s/ Marcos De Abreu Sampaio Spinelli	/s/ Jandir Amorim Nascimento

Name: MARCOS DE ABREU SAMPAIO SPINELLI	Name: JANDIR AMORIM NASCIMENTO

CPF: CPF 000.629.468-54

++STAMP++ ATTORNEY GENERAL’S OFFICE/ANEEL APPROVED

[2]	++CIVIL REGISTRY STAMP:++ AUTHENTICATED ð RICARDO DE S. BENEVIDES

[3]	cf. 1

[4]	cf. 1

[5]	cf. 1

[6]	cf. 1

[7]	cf. 1

4